SECURITIES AND EXCHANGE COMMISSION
           Washington, DC  20549




                  FORM 8-K




               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) April 1, 2003



           DISCOVERY OIL, LTD.
(Exact name of Registrant as specified in its charter)




Delaware                      0-6541             83-0207909
(State or other jurisdiction  (Commission  (I.R.S. Employer
of incorporation or           File number)   Identification
organization)                                       Number)



6127 Ramirez Canyon Road
Malibu, CA                                        90265
(Address of principal                     (Postal Code)
executive offices)



Registrant's telephone number, including area code:
(310) 457-1967

Item 4.  Changes in Registrant's Certifying Accountant.

     Reference is made to the Form 8-K filed March 24, 2003 in connection with the resignation of the Company's former independent accountants.

     Effective as of April 1, 2003, the Company engaged
Mark Cohen, CPA, as its principal independent accountants to audit the financial statements of the Company.

     The engagement was approved by the Company's
Board of Directors.

     During the Company's two most recent fiscal years, and any subsequent period prior to engaging Mark Cohen, CPA, neither the Company nor, to the best of the Company's knowledge, anyone acting on the Company's behalf, consulted Mark Cohen, CPA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was subject of a disagreement with the former accountant or a reportable event (as described in paragraph 304(a)(1)(iv) of Regulation S-B).

                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             DISCOVERY OIL, LTD.
                             (Registrant)


Dated:    April 15, 2003     By:       /s/ Andrew V. Ippolito
                             Name:     Andrew V. Ippolito
                             Title:    President